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                         INDEPENDENT AUDITORS' CONSENT



Total Return U.S. Treasury Fund, Inc.



We consent to the use in Post-Effective Amendment No. 17 to the Registration Statement No. 33-12179 of our report dated November 30, 1998, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectuses, which also is part of such Registration Statement.



/s/DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP

Princeton, New Jersey
December 28, 1998